UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) February 10, 2016

EXPEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37429	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 108th Avenue NE

Bellevue, Washington 98004

(Address of principal executive offices) (Zip code)

(425) 679-7200

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

In response to a question on Expedia, Inc.’s (the “Company”) fourth quarter 2015 earnings conference call held on February 10, 2016, reference was made to a 600 to 700 basis point negative impact to year-over-year adjusted EBITDA relating to changes in foreign exchange rates. This response addressed the impact of year-over-year changes in foreign exchange rates on the Company’s fourth quarter 2015 adjusted EBITDA growth. On further review of the conference call transcript, the Company determined that the question was asked in relation to the impact of changes in foreign exchange rates on the Company’s 2016 adjusted EBITDA growth guidance. In response to that question, the Company’s full-year 2016 adjusted EBITDA growth guidance assumes foreign exchange rates as of the date of the Company’s fourth quarter 2015 earnings call remain unchanged during 2016, resulting in an approximately 100 basis point negative impact to year-over-year growth.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance. These forward-looking statements reflect views and assumptions regarding expectations and projections about future events and are based on currently available information. The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” and “believes,” among others, generally identifies forward-looking statements. However, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections, guidance or other characterizations of future events or circumstances are forward-looking statements, including relating to future profitability and the prospects for future growth of our business. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

Actual results and the timing and outcome of events may differ materially from those expressed or implied in these forward-looking statements for a variety of reasons, including, but not limited to: an increasingly competitive global environment; modifications to our current business models and practices or our adoption of new business models or practices in order to compete; changes in search engine algorithms and dynamics or other traffic-generating arrangements; our failure to maintain and expand our relationships and contractual agreements with travel suppliers or travel distribution partners; our failure to maintain and expand our brand awareness or increased costs to do so; our failure to adapt to technological developments or industry trends; risks related to our acquisitions, investments or significant commercial arrangements; risks relating to our operations in international markets; our failure to comply with current laws, rules and regulations, or changes to such laws, rules and regulations; adverse application of existing tax or unclaimed property laws, rules or regulations are subject to interpretation by taxing authorities; unfavorable amendment to existing tax laws, rules or regulations or enactment of new unfavorable laws, rules or regulations; adverse outcomes in legal proceedings to which we are a party; declines or disruptions in the travel industry; risks related to payments and fraud; fluctuations in foreign exchange rates; volatility in our stock price; liquidity constraints or our inability to access the capital markets when necessary or desirable; interruption, security breaches and lack of redundancy in our information systems; our failure to comply with governmental regulation and other legal obligations related to our processing, storage, use, disclosure and protection of personal information, payment card information and other consumer data; our failure to retain or motivate key personnel or hire, retain and motivate qualified personnel, including senior management; changes in control of the Company; management and director conflicts of interest; risks related to actions taken by our business partners and third party service providers, including failure to comply with our requirements or standards or the requirements or standards of governmental authorities, or any cessation of their operations; risks related to the failure of counterparties to perform on financial obligations; risks related to our long-term indebtedness, including our failure to effectively operate our businesses due to restrictive covenants in the agreements governing our indebtedness; our failure to protect our intellectual property and proprietary information from copying or use by others, including potential competitors; and other risks detailed in Expedia’s public filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2015. Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition and results of operations.

In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this Current Report on Form 8-K may not in fact occur. Accordingly, you should not place undue reliance on those statements. Except as required by law, we undertake no obligation, and do not intend, to publicly or otherwise update or revise any forward-looking statement or other statement in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results express or implied by these forward-looking statements will not be realized.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.

By:	/s/ Mark D. Okerstrom
Mark D. Okerstrom
Chief Financial Officer

Dated: February 11, 2016